 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 24, 2019

Date of Report (Date of earliest event reported)

PARATEK PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-36066	33-0960223
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Park Plaza Boston, MA		02116
(Address of principal executive offices)		(Zip Code)

(617) 807-6600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PRTK	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2of the Securities Exchange Act of 1934 (§ 240 12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by a check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 24, 2019, the Board of Directors (the “Board”) of Paratek Pharmaceuticals, Inc. (the “Company”) promoted Evan Loh, M.D., age 60, to Chief Executive Officer, effective June 25, 2019. Dr. Loh will also serve as the Company’s principal executive officer and continue to serve on the Company’s Board. Dr. Loh previously served as the Company’s Chief Operating Officer since January 2017 and as its President and Chief Medical Officer since June 2014.  Prior to the Company’s merger with Transcept Pharmaceuticals, Inc. (“Transcept”), Dr. Loh was Chief Medical Officer and Chairman of the Board from June 2012 to June 2014. Dr. Loh currently serves on the board of directors of Eiger Biopharmaceuticals, Inc. and as Chairman of the Antimicrobials Working Group.  Dr. Loh previously served on the board of directors of Nivalis Therapeutics from February 2013 until its merger with Alpine Immune Sciences, Inc. in July 2017.

On June 24, 2019, the Board appointed Michael F. Bigham, age 62, who served as the Company’s Chief Executive Officer and Chairman since June 2014 (prior to the Company’s merger with Transcept), to the newly created role of Executive Chairman, effective June 25, 2019, in which he will provide strategic guidance and leadership to the Company. Mr. Bigham currently serves on the board of directors of Adamas Pharmaceuticals, Inc.

On June 24, 2019, the Board promoted Adam Woodrow, age 52, to President and Chief Commercial Officer, effective June 25, 2019. Mr. Woodrow previously served as the Company’s Chief Commercial Officer since October 2014. Prior to that, from October 2009 until September 2014, Mr. Woodrow worked for Pfizer Inc. in various strategic and operational commercial roles.

On June 25, 2019, in connection with the above-described promotions and appointments, the Company entered into amended and restated employment agreements (the “Amended Employment Agreements”) with each of Mr. Bigham, Dr. Loh and Mr. Woodrow. The Amended Employment Agreements amend, restate, and supersede the executives’ existing employment agreements, which were each dated August 4, 2017 (the “Existing Employment Agreements”).

The Amended Employment Agreement of Dr. Loh provides that, effective July 1, 2019, Dr. Loh will earn an annualized base salary of $530,000 and be eligible to earn a discretionary performance bonus of up to 55% of such base salary.

The Amended Employment Agreement of Mr. Bigham provides that, effective July 1, 2019, Mr. Bigham will earn an annualized base salary of $500,000 and be eligible to earn a discretionary performance bonus of up to 55% of such base salary.

The Amended Employment Agreement of Mr. Woodrow provides that, effective July 1, 2019, Mr. Woodrow will earn an annualized base salary of $430,000 and be eligible to earn a discretionary performance bonus of up to 45% of such base salary.

The foregoing is a brief description of the material terms of the Amended Employment Agreements that differ from the Existing Employment Agreements and is qualified by reference to the full text of the Amended Employment Agreements, copies of which the Company intends to file with the U.S. Securities and Exchange Commission as exhibits to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2019.

A copy of the press release announcing the above-described promotions and appointments is filed herewith as Exhibit 99.1 and the information contained therein is incorporated by reference into this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Number	Description

99.1	Press Release of Paratek Pharmaceuticals, Inc. dated June 25, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2019	PARATEK PHARMACEUTICALS, INC.

	By:	/s/ William M. Haskel

		Name:	William M. Haskel
		Title:	Senior Vice President, General Counsel and Corporate Secretary